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                                                                   EXHIBIT 99(B)


[KOGER LOGO]                                                  KOGER EQUITY, INC.

                                                                            NEWS


               KOGER EQUITY SECURES $125 MILLION CREDIT FACILITY


Boca Raton, Florida--January 8, 2002--Koger Equity (NYSE: KE) today announced that it closed on a $125 million secured revolving credit facility with Fleet National Bank. The credit facility has a three-year term expiring December 27, 2004. Koger intends to draw under the credit facility to provide a portion of the initial financing relating to the Company's recently announced acquisition of Three Ravinia Drive in Atlanta, Georgia.



ABOUT KOGER EQUITY



Koger Equity, Inc. (NYSE: KE) owns and operates 12 suburban office parks and two freestanding buildings, containing 6.9 million rentable square feet, located in eight cities in the Southeast and manages for others eight suburban office parks and two freestanding buildings, containing 3.96 million rentable square feet, located in six cities in the Southeast and Southwest.



For more information about Koger contact its website at www.koger.com or Investor Relations, 8880 Freedom Crossing Trail, Suite 101, Jacksonville, Florida 32256-8280, 904-538-8871.